UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                             January 9, 2008

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On January 9, 2008, Vital Images, Inc. (the “Company”) announced that Jay D. Miller resigned from his positions as President and Chief Executive Officer of the Company, effective January 9, 2008.  The Company also announced that effective January 9, 2008, Michael H. Carrel, the Company’s Chief Operating Officer and Chief Financial Officer, has been appointed as the Company’s President and Chief Executive Officer.  Mr. Miller will continue to serve on the Company’s Board of Directors until the shareholders’ meeting currently expected to be held in May 2008.  Mr. Miller’s resignation is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  The Company is in the process of negotiating a separation agreement with Mr. Miller.

(c)           As set forth above, effective January 9, 2008, Mr. Carrel was appointed as President and Chief Executive Officer of the Company.  Mr. Carrel, 37 years old, was named Chief Operating Officer and Chief Financial Officer of the Company in May 2005.  He was part-time Interim Chief Financial Officer of Vital Images from January 2005 until May 2005.  From January 1, 2005 until May 2005, he was employed as Senior Vice President of Strategy and Business Development of Technology Solutions Company (“TSC”), a publicly-held technology consulting company.  Mr. Carrel was President and Chief Executive Officer of Zamba Corporation (“Zamba”), a publicly-held customer relationship management company, from July 1, 2004 until December 31, 2004, when Zamba was acquired by TSC.  Mr. Carrel served as Executive Vice President of Zamba from October 2000 until July 1, 2004, its Vice President from October 1998 to October 2000, and its Chief Financial Officer from October 1998 until December 31, 2004.  He also served as Chief Financial Officer of NextNet Wireless, Inc., a privately-held provider of non-line-of-sight plug and play broadband wireless access systems, from October 1, 2003 through March 31, 2004, when it was sold to Clearwire Corporation.  From 1997 until 1998, Mr. Carrel served as Director of Business Development and Strategy at Zamba.  Before 1998, Mr. Carrel was a Certified Public Accountant at PricewaterhouseCoopers LLP.

In addition, effective January 9, 2008, Peter J. Goepfrich was named as Chief Financial Officer of the Company.  Mr. Goepfrich, 34 years old, was named Vice President — Finance and Accounting in March 2007.  He was the Company’s Senior Director of Finance from March 2005 to March 2007 and its Controller from August 2004 to March 2005.  From September 1997 to August 2004, Mr. Goepfrich served in PricewaterhouseCoopers LLP’s Assurance and Business Advisory Services practice with a specialization in the audit of technology companies.  From December 1996 to August 1997, Mr. Goepfrich was assistant controller at Management Resource Initiatives, Inc., a consulting firm to emerging companies, providing key infrastructure support.  Mr. Goepfrich is a Certified Public Accountant (inactive) and holds a Bachelor of Arts in Accounting from St. Mary’s University, Winona, Minnesota.

There is no arrangement or understanding between either Mr. Carrel or Mr. Goepfrich and any other person pursuant to which either was selected as President and Chief Executive Officer or Chief Financial Officer of the Company, nor is there any family relationship between either Mr. Carrel or Mr. Goepfrich and any of the Company’s directors or executive officers.

Section 9 — Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K and is hereby incorporated by reference:

99.1	Press Release of Vital Images, Inc. dated January 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images, Inc.

Date: January 9, 2008.

	By	/s/ Michael H. Carrel
Michael H. Carrel
President and Chief Executive Officer
(Principal Executive Officer)